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                                                                 EXHIBIT 10.9(a)

                       VERONIS SUHLER & ASSOCIATES, INC
                                350 PARK AVENUE
                           NEW YORK, NEW YORK  10022
Mr. Ian L. M. Thomas
October 9, 1997
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                                        October 9, 1997


Mr. Ian L. M. Thomas
435 East 65th Street
Apartment 15D
New York, New York  10021


Dear Ian:

          As you know, VS&A Communications Partners II, L.P. ("VS&A") has acquired an indirect controlling interest (through VS&A-T/SF, L.L.C., a Delaware limited liability company ("Parent LLC")) in T/SF Communications Corporation ("T/SF"), as provided for in the stock purchase agreement dated August 15, 1997 (the "Stock Purchase Agreement") among T/SF, VS&A-T/SF, Inc. and VS&A.

          This will confirm our agreement that you shall continue to be employed by Veronis, Suhler & Associates Inc. ("Veronis, Suhler") on the terms provided for in the form of employment agreement attached as Exhibit A, but that those
                                                    ---------
services shall be considered to be performed on behalf of Veronis, Suhler and you shall continue to be an employee of Veronis, Suhler until your obtaining an appropriate visa that permits you to be employed by T/SF, at which point, you shall execute and deliver an employment agreement with T/SF in substantially the form attached as Exhibit A, and your employment by Veronis, Suhler shall then
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terminate.

          This will also confirm that, within ninety days after the closing of the tender offer, you will personally contribute (or arrange for one or more trusts or other entities controlled by you to contribute) an aggregate of $750,000 to the capital of Parent LLC and shall receive for that contribution equity interests in that entity that bear the same relation to the equity interests held by VS&A as the capital contributions by VS&A bear to the aggregate contributions by you (or those trusts or other entities) and VS&A.
If VS&A shall contribute additional amounts to the capital of Parent LLC or T/SF or its subsidiaries following the closing of the tender offer, you shall have the right to maintain your proportionate interest in the entities by contributing additional amounts on a
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Mr. Ian L. M. Thomas
October 9, 1997
Page 2


pro rata basis but you shall have no obligation to do so. Upon making your contribution to Parent LLC you shall execute and deliver a counterpart of the limited liability company agreement then in effect among the members of the LLC. Copies of all relevant agreements will be sent to you.

          This agreement shall terminate upon the termination of the Stock Purchase Agreement in accordance with its terms.

          If the foregoing accurately reflects our agreement, please so indicate by signing and returning to us a copy of this agreement.

                              Very truly yours,

                              VERONIS SUHLER & ASSOCIATES, INC.


                              By:_________________________________


                              VS&A COMMUNICATIONS PARTNERS
                                    II, L.P.

                              By:  VS&A Equities II, L.P.,
                                    its general partner


                              By:_________________________________


ACCEPTED AND AGREED:


_________________________________
Ian L. M. Thomas